                                                                 Exhibit (10)(B)

                                 QUITCLAIM DEED

     THIS QUITCLAIM DEED, executed this 7(hand dated) day of December, 2001, by first party Mr. Roger P. Villeneuve as President of Red Gold, Inc. and on behalf of Red Gold, Inc. whose post office address is 408 Commercial Avenue, Coos Bay, Oregon 97420 to second party, O'Hara Resources, Ltd. whose post office address is 100 North Arlington, Suite 105, Reno, Nevada 89501.

     WITNESSETH, that the said first party, for good and valuable consideration paid in full by the said second party, the receipt of which is hereby acknowledged, does hereby remise, release and quitclaim unto the said second party forever, all the right, title, interest and claim which the said first party has in and to the following described parcel of land, and improvements and appurtenances thereto in Curry County, Oregon, to wit:

     Twenty four (24) mining claims known as RGI #s 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27 and 28 located in
     Township 37 South, Range 14 West, Sections 30, 31, WBM and Township 38 South, Range 14 West, Section 6 WBM, Curry County, Oregon as more fully described in attachment "A" hereto.

     THIS DEED IS EXECUTED TO CORRECT THE QUITCLAIM DEED DATED AUGUST 10, 2001 AND EXECUTED BY THE UNDERSIGNED ON AUGUST 15, 2001

     IN WITNESS WHEREOF, the said first party has signed and sealed these presents the day and year first above written.

_________/s/_______________
Roger P. Villeneuve for
Red Gold, Inc.

STATE OF } Oregon
COUNTY OF } Coos

     On December 7 (hand dated), 2001 before me, JEANETTE L. FREITAG, personally appeared Mr. Roger P. Villeneuve, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. WITNESS my hand and official seal.

Signature___________/s/_______________

Affiant____Known____Unknown_____ ID Produced

                                  ATTACHMENT A

                       DESCRIPTION OF THE RGI CLAIM GROUP

           AREA: TOWNSHIP 37 SOUTH, RANGE 14 WEST, SECTION 30, 31 WBM
                TOWNSHIP 38 SOUTH, RANGE 14 WEST, SECTION 6, WBM
                              CURRY COUNTY, OREGON

                             UNPATENTED LOAD CLAIMS

         Claim No.                      Inst No.                ORMC No.
         ---------                     ---------                --------
         RGI #1                        1999-1979                 154383
         RGI #2                        1999-1978                 154384
         RGI #3                        1999-1977                 154385
         RGI #4                        1999-1976                 154386
         RGI #5                        1999-1975                 154387
         RGI #6                        1999-1974                 154388
         RGI #7                        1999-1973                 154389
         RGI #8                        1999-1972                 154390
         RGI #9                        1999-1971                 154391
         RGI #10                       1999-1970                 154392
         RGI #15                       1999-2522                 154485
         RGI #16                       1999-2523                 154486
         RGI #17                       1999-2524                 154487
         RGI #18                       1999-2525                 154488
         RGI #19                       1999-2526                 154489
         RGI #20                       1999-2527                 154490
         RGI #21                       1999-2528                 154491
         RGI #22                       1999-2529                 154492
         RGI #23                       1999-2530                 154493
         RGI #24                       1999-2531                 154494
         RGI #25                       1999-2532                 154495
         RGI #26                       1999-2533                 154496
         RGI #27                       1999-2534                 154497
         RGI #28                       1999-2535                 154498